UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2018

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Restated Charter. As mentioned in Item 5.07 of this Report, at Vote Item 2, on April 24, 2018, First Horizon’s shareholders approved several technical amendments to First Horizon’s Restated Charter. The amendments were effective on April 24, 2018, when Articles of Amendment to the Restated Charter of First Horizon National Corporation was filed with the office of the Secretary of State of Tennessee. A conformed copy of the Articles of Amendment document is filed as an exhibit to this Report.

The amendments modernized and updated the Restated Charter in conformity with Tennessee corporate law and modern corporate practice. Specifically: Article 5 was replaced with much shorter language; Articles 7 and 8 were deleted; a statutory cross-reference in Article 10 was updated and modernized; Article 11 was replaced with much shorter language; and a statutory cross-reference in Article 14 was updated and modernized. A more detailed description of each amendment is provided in First Horizon’s 2018 Proxy Statement under “Vote Item No. 2—Vote on Technical Amendments to Modernize Our Restated Charter” appearing on pages 36 and 37, which descriptions are incorporated into this Item by reference. The text of the new and old language of the amended Articles (or portions of Articles), and the old text of the deleted Articles, is provided in Appendix B of First Horizon’s 2018 Proxy Statement, which Appendix also is incorporated into this Item by reference.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

(a) & (b)   Voting Results for 2018 Annual Meeting

On April 24, 2018, First Horizon held its annual meeting of shareholders. At the annual meeting, four vote items were acted upon by the shareholders. The number of votes cast for or against as to each such matter or nominee, and the number of abstentions and broker non-votes as to each such matter or nominee, have been certified and are set forth in the tables below. All vote data is shown rounded to the nearest whole share.

Vote Item 1: Election of Directors

Outcome: All nominees were elected

Nominee	For	Against	Abstain	Broker Non-vote
John C. Compton	231,816,174	38,806,469	702,219	31,314,987
Mark A. Emkes	238,552,640	32,079,965	692,257	31,314,987
Peter N. Foss	263,642,564	6,996,065	686,233	31,314,987
Corydon J. Gilchrist	262,043,269	8,583,669	697,924	31,314,987
D. Bryan Jordan	266,392,115	4,239,344	693,403	31,314,987
Scott M. Niswonger	263,724,331	6,894,797	705,734	31,314,987
Vicki R. Palmer	237,661,081	33,438,348	225,433	31,314,987
Colin V. Reed	237,782,667	33,313,631	228,564	31,314,987
Cecelia D. Stewart	268,365,673	2,252,341	706,848	31,314,987
Rajesh Subramaniam	268,202,252	2,394,629	727,981	31,314,987
R. Eugene Taylor	266,981,522	3,650,171	693,169	31,314,987
Luke Yancy III	264,758,420	5,935,229	631,213	31,314,987
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Vote Item 2: Approve Technical Updates to Corporate Charter

Outcome: Approved

Details	For	Against	Abstain	Broker Non-vote
Proposal to approve technical modernizing amendments to the First Horizon Restated Charter, as described in the 2018 Proxy Statement	270,313,939	334,917	676,006	31,314,987

Vote Item 3: Advisory Resolution to Approve Executive Compensation

Outcome: Not Approved

Details	For	Against	Abstain	Broker Non-vote
Advisory resolution to approve compensation of certain executive officers as described in the 2018 Proxy Statement	80,894,433	173,194,984	17,235,445	31,314,987

Vote Item 4: Ratification of Appointment of Auditors

Outcome: Ratified

Auditor	For	Against	Abstain	Broker Non-vote
KPMG LLP	288,232,086	13,777,989	629,774	0

(c) & (d)   Not applicable.

ITEM 8.01.	Other Events

Statement by First Horizon Board Regarding Vote Item 3. The First Horizon Board of Directors values the views of shareholders. Members of the Compensation Committee of the Board have begun to, and intend to continue to, engage with key shareholders in 2018 to solicit constructive suggestions and to consider appropriate input going forward.

ITEM 9.01.	Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is filed herewith:

Exhibit #	Description

3.1	Conformed copy of Articles of Amendment to the Restated Charter of First Horizon National Corporation, as filed with the Tennessee Secretary of State’s office effective April 24, 2018

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: April 26, 2018	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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